Exhibit 99.1

Finish Line Reports Second Quarter Fiscal Year 2015 Results

INDIANAPOLIS, September 26, 2014 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended August 30, 2014.

For the thirteen weeks ended August 30, 2014:

●	Consolidated net sales were $466.9 million, an increase of 7.1% over the prior year period.

●	Finish Line comparable store sales increased 1.5%.

●	Diluted earnings per share were $0.54 in the current and prior year.

“Our second quarter results fell short of our expectations due to softness within elements of our basketball offering while our running business was up mid single digits driven by casual and performance styles,” said Glenn Lyon, Chairman and Chief Executive Officer. “We are confident that we can reaccelerate sales trends in basketball by working closely with our brand partners to improve our assortments. In combination with our market leadership position in running, advanced omnichannel capabilities and growing business relationship with Macy’s, this will fuel sustainable sales and earnings growth over the long-term.”

Balance Sheet

As of August 30, 2014, consolidated merchandise inventories increased 11.5% to $329.9 million compared to $296.0 million as of August 31, 2013.

The company repurchased 133,333 shares of its common stock in the second quarter, totaling $3.6 million. The company has 3.1 million shares remaining on its current Board authorized repurchase program.

As of August 30, 2014, the company had no interest-bearing debt and $190.6 million in cash and cash equivalents, compared to $203.8 million in the prior year.

Outlook

For the fiscal year ending February 28, 2015, the company still expects Finish Line comparable store sales to be up mid single digits and earnings per share to increase in the high single to low double digit range over fiscal year 2014 non-GAAP diluted earnings per share of $1.66.

Q2 Fiscal 2015 Conference Call Today, September 26, 2014 at 8:30 a.m.

The company will host a conference call for investors today, September 26, 2014, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #2199609. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #2199609. This recording will be made available through Sunday, October 26, 2014. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures, including gross profit, selling, general and administrative expenses, operating income, net income attributable to The Finish Line, Inc. and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has approximately 1,020 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine.

Finish Line also operates the Running Specialty Group. This includes 58 specialty running stores in 12 states and the District of Columbia under The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit and VA Runner banners. More information is available at www.run.com or www.boulderrunningcompany.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 30, 2014	August 31, 2013	August 30, 2014	August 31, 2013

Net sales	$466,880	$436,030	$873,411	$787,083
Cost of sales (including occupancy costs)	311,760	289,693	589,411	533,751
Gross profit	155,120	146,337	284,000	253,332
Selling, general and administrative expenses	111,882	103,455	220,778	202,811
Store closing costs	115	17	361	203
Impairment charges	264	—	2,332	—
Operating income	42,859	42,865	60,529	50,318
Interest (expense) income, net	(1)	10	6	24
Income before income taxes	42,858	42,875	60,535	50,342
Income tax expense	16,699	16,682	23,721	19,635
Net income	26,159	26,193	36,814	30,707
Net (income) loss attributable to redeemable noncontrolling interest	(2)	314	1,778	875
Net income attributable to The Finish Line, Inc.	$26,157	$26,507	$38,592	$31,582
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.54	$0.54	$0.79	$0.64
Diluted weighted average shares	48,202	48,757	48,281	48,744
Dividends declared per share	$0.08	$0.07	$0.16	$0.14

Finish Line store activity for the period:
Beginning of period	645	651	645	645
Opened	4	9	7	19
Closed	(2)	(1)	(5)	(5)
End of period	647	659	647	659
Square feet at end of period			3,523,755	3,571,267
Average square feet per store			5,446	5,419
Branded shops within department stores activity for the period:
Beginning of period	262	44	185	3
Opened	109	89	186	130
Closed	(1)	—	(1)	—
End of period	370	133	370	133
Square feet at end of period			372,672	158,948
Average square feet per shop			1,007	1,195
Running Specialty store activity for the period:
Beginning of period	58	38	48	27
Acquired	—	—	8	9
Opened	—	1	2	3
Closed	—	—	—	—
End of period	58	39	58	39
Square feet at end of period			199,905	119,964
Average square feet per store			3,447	3,076

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 30, 2014	August 31, 2013	August 30, 2014	August 31, 2013
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	66.8	66.4	67.5	67.8
Gross profit	33.2	33.6	32.5	32.2
Selling, general and administrative expenses	24.0	23.8	25.3	25.8
Store closing costs	—	—	—	—
Impairment charges	—	—	0.3	—
Operating income	9.2	9.8	6.9	6.4
Interest (expense) income, net	—	—	—	—
Income before income taxes	9.2	9.8	6.9	6.4
Income tax expense	3.6	3.8	2.7	2.5
Net income	5.6	6.0	4.2	3.9
Net (income) loss attributable to redeemable noncontrolling interest	—	0.1	0.2	0.1
Net income attributable to The Finish Line, Inc.	5.6%	6.1%	4.4%	4.0%

	Condensed Consolidated Balance Sheets
	August 30, 2014	August 31, 2013	March 1, 2014
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$190,583	$203,832	$229,079
Merchandise inventories, net	329,924	295,952	304,209
Other current assets	27,104	23,852	33,675
Property and equipment, net	246,674	202,450	223,182
Goodwill	29,458	21,544	25,608
Other assets, net	9,013	19,932	9,192
Total assets	$832,756	$767,562	$824,945
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$186,282	$172,122	$193,670
Deferred credits from landlords	29,856	28,544	27,658
Other long-term liabilities	21,273	17,131	19,659
Redeemable noncontrolling interest, net	563	2,772	1,774
Shareholders’ equity	594,782	546,993	582,184
Total liabilities and shareholders’ equity	$832,756	$767,562	$824,945

The Finish Line, Inc.
Reconciliation of Gross Profit, GAAP to Gross Profit, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 30, 2014		August 31, 2013		August 30, 2014		August 31, 2013
Gross profit, GAAP	$155,120	33.2%	$146,337	33.6%	$284,000	32.5%	$253,332	32.2%
Start-up costs	—	—	—	—	—	—	5,758	0.7
Gross profit, Non-GAAP	$155,120	33.2%	$146,337	33.6%	$284,000	32.5%	$259,090	32.9%

Reconciliation of Selling, General and Administrative Expenses, GAAP to
Selling, General and Administrative Expenses, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 30, 2014		August 31, 2013		August 30, 2014		August 31, 2013
Selling, general and administrative expenses, GAAP	$111,882	24.0%	$103,455	23.8%	$220,778	25.3%	$202,811	25.8%
Start-up costs	—	—	—	—	—	—	(2,202)	(0.3)
Selling, general and administrative expenses, Non-GAAP	$111,882	24.0%	$103,455	23.8%	$220,778	25.3%	$200,609	25.5%

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 30, 2014		August 31, 2013		August 30, 2014		August 31, 2013
Operating income, GAAP	$42,859	9.2%	$42,865	9.8%	$60,529	6.9%	$50,318	6.4%
Impairment charges	264	—	—	—	2,332	0.3	—	—
Start-up costs	—	—	—	—	—	—	7,960	1.0
Operating income, Non-GAAP	$43,123	9.2%	$42,865	9.8%	$62,861	7.2%	$58,278	7.4%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net Income Attributable to The Finish Line, Inc., Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 30, 2014		August 31, 2013		August 30, 2014		August 31, 2013
Net income attributable to The Finish Line, Inc., GAAP	$26,157	5.6%	$26,507	6.1%	$38,592	4.4%	$31,582	4.0%
Impairment charges*	264	—	—	—	2,241	0.3	—	—
Start-up costs	—	—	—	—	—	—	7,960	1.0
Decrease in income tax expense	(102)	—	—	—	(863)	(0.1)	(3,109)	(0.4)
Net income attributable to The Finish Line, Inc., Non-GAAP	$26,319	5.6%	$26,507	6.1%	$39,970	4.6%	$36,433	4.6%

* Net of decrease to net loss attributable to redeemable noncontrolling interest for the twenty-six weeks ended August 30, 2014 related to impairment charges of $91.

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 30, 2014	August 31, 2013	August 30, 2014	August 31, 2013
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.54	$0.54	$0.79	$0.64
Impairment charges, net of income taxes and redeemable noncontrolling interest	—	—	0.03	—
Start-up costs, net of income taxes	—	—	—	0.10
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.54	$0.54	$0.82	$0.74

Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914